Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

May 15, 2015

Client: 93000-00008

TRI Pointe Homes, Inc.

19540 Jamboree Road

Suite 300

Irvine, California 92612

Re: TRI Pointe Homes, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to TRI Pointe Homes, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included therein in connection with the offering by the Company of (i) up to $450,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2019 (the “New 2019 Notes”), and the related guarantees, in exchange for a like principal amount of the Company’s outstanding 4.375% Senior Notes due 2019 (the “Outstanding 2019 Notes”), and the related guarantees; and (ii) up to $450,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 (the “New 2024 Notes” and, together with the New 2019 Notes, the “New Notes”), and the related guarantees, in exchange for a like principal amount of the Company’s outstanding 5.875% Senior Notes due 2019 (the “Outstanding 2024 Notes” and, together with the Outstanding 2019 Notes, the “Outstanding Notes”), and the related guarantees.

The New 2019 Notes are to be issued pursuant to the Indenture, dated as of June 13, 2014, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2014, as further supplemented by the Second Supplemental Indenture, dated as of July 7, 2014 (as supplemented, the “2019 Indenture”), and will be guaranteed pursuant to the terms of the 2019 Indenture and the notation endorsed on the New 2019 Notes by the Guarantors (the “2019 Note Guarantees”). The New 2024 Notes are to be issued pursuant to the Indenture, dated as of June 13, 2014, among the Company, the Guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture, dated as of July 7, 2014, as further supplemented by the Second Supplemental Indenture, dated as of July 7, 2014 (as supplemented, the “2024 Indenture” and, together with the 2019 Indenture, the “Indentures”), and will be guaranteed pursuant to the terms of the 2024 Indenture and the notation endorsed on the New 2024 Notes by the Guarantors (the “2024 Note Guarantees” and, together with the 2019 Note Guarantees, the “Guarantees”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals,

TRI Pointe Homes, Inc.

May 15, 2015

of the Indentures, the Outstanding Notes and the Guarantees related thereto and the forms of the New Notes and the Guarantees related thereto, and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the New Notes and the Guarantees related thereto are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the applicable series of Outstanding Notes and the Guarantees related thereto in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of the New Notes will constitute legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinion expressed above is subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and, to the extent relevant for our opinion herein, the California Corporations Code and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of California and the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

TRI Pointe Homes, Inc.

May 15, 2015

B. We render no opinion herein as to matters involving the laws of the states of Washington, Arizona, Nevada and Texas. Therefore, with the Company’s consent and at its request, we have relied upon the legal opinions of Fikso Kretschmer Smith Dixon Orsmeth PS, Titus Brueckner & Levine PLC, McDonald Carano Wilson LLP and Chapoton Sanders Scarborough, each filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Washington, Arizona, Nevada and Texas, respectively, that are material to our legal opinion and are assuming the accuracy of such opinions without independent verification.

C. We render no opinion herein as to matters involving the Delaware Revised Uniform Limited Partnership Act or any Delaware contract law. Therefore, with the Company’s consent and at its request, we have relied upon the legal opinion of Young Conaway Stargatt & Taylor, LLP, filed as an exhibit to the Registration Statement, with respect to matters governed by the Delaware Revised Uniform Limited Partnership Act or any Delaware contract law that are material to our legal opinion and are assuming the accuracy of such opinion without independent investigation.

D. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

E. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indentures, the Guarantees or the certificates evidencing the global New Notes or Outstanding Notes (collectively, the “Specified Note Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Specified Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any waiver of the right to jury trial or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Guarantor	State of Formation

TRI Pointe Communities, Inc.	Delaware

TRI Pointe Contractors, LP	Delaware

Pardee Homes	California

Winchester Homes Inc.	Delaware

TRI Pointe Holdings, Inc.	Washington

Maracay 91, L.L.C.	Arizona

Maracay Homes, L.L.C.	Arizona

Maracay Bridges, LLC	Arizona

Maracay VR, LLC	Arizona

Maracay Thunderbird, L.L.C.	Arizona

Pardee Homes of Nevada	Nevada

The Quadrant Corporation	Washington

Trendmaker Homes, Inc.	Texas